Exhibit 5.1

CHEMSPEC INTERNATIONAL LIMITED

No. 200 Wu Wei Road

Shanghai 200331

People’s Republic of China

March 23, 2010

Dear Sirs:

CHEMSPEC INTERNATIONAL LIMITED (THE “COMPANY”)

We have been asked to render this opinion in our capacity as counsel as to Cayman Islands law to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities And Exchange Commission, relating to the registration under the Securities Act of 1933, as amended, (the “Act”) of an amount of 180,000,000 ordinary shares of par value HK$0.01 each in the authorised share capital of the Company (the “Shares”) for issuance pursuant to the Company’s 2008 Share Incentive Plan (the “Plan”).

We have reviewed the corporate authorisations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plan) and the appropriate entries made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully,

/s/ Maples and Calder
MAPLES AND CALDER

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